                                                                    Exhibit 4.16


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                               NETIA HOLDINGS S.A.


                                       AND


                              THE BANK OF NEW YORK


                                  As Depositary


                                       AND


                         OWNERS AND BENEFICIAL OWNERS OF
                          AMERICAN DEPOSITARY RECEIPTS


                           [FORM OF DEPOSIT AGREEMENT]



                        Dated as of _______________, 1999

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

                               TABLE OF CONTENTS

                                                                          Page
PARTIES....................................................................  1

RECITALS...................................................................  1

                                   ARTICLE 1.

                                  DEFINITIONS.

      SECTION 1.01      American Depositary Shares.........................  1
      SECTION 1.02      Beneficial Owner...................................  2
      SECTION 1.04      Commission.........................................  2
      SECTION 1.05      Company............................................  2
      SECTION 1.06      Custodian..........................................  2
      SECTION 1.07      Deposit Agreement..................................  2
      SECTION 1.08      Depositary; Corporate Trust Office.................  2
      SECTION 1.09      Deposited Securities...............................  3
      SECTION 1.10      DLJI...............................................  3
      SECTION 1.11      Dollars; Zloty.....................................  3
      SECTION 1.12      DTC................................................  3
      SECTION 1.13      Escrow Agent.......................................  3
      SECTION 1.14      Escrow Agreement...................................  3
      SECTION 1.15      Foreign Currency...................................  3
      SECTION 1.16      Foreign Registrar..................................  3
      SECTION 1.17      Initial Deposit....................................  4
      SECTION 1.18      Initially Deposited Shares.........................  4
      SECTION 1.19      National Depositary of Securities..................  4
      SECTION 1.20      Offering...........................................  4
      SECTION 1.21      Option Shares......................................  4
      SECTION 1.22      Over-allotment Option..............................  4
      SECTION 1.23      Owner..............................................  4
      SECTION 1.24      Poland.............................................  4
      SECTION 1.25      Polish Commission..................................  5
      SECTION 1.26      Receipts...........................................  5
      SECTION 1.27      Registrar..........................................  5
      SECTION 1.28      Registration Date..................................  5
      SECTION 1.29      Restricted Securities..............................  5
      SECTION 1.30      Securities Act.....................................  5
      SECTION 1.31      Selling Shareholders...............................  5
      SECTION 1.32      Share Availability Date............................  6
      SECTION 1.33      Shares.............................................  6
      SECTION 1.34      Statute............................................  6
      SECTION 1.35      Termination Date...................................  6
      SECTION 1.36      Underwriters.......................................  6
      SECTION 1.37      Underwriting Agreement.............................  6
      SECTION 1.38      United States......................................  6
      SECTION 1.39      Warsaw Listing Date................................  6

                                   ARTICLE 2.

          FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
                       TRANSFER AND SURRENDER OF RECEIPTS.

      SECTION 2.01      Form and Transferability of Receipts...............  7
      SECTION 2.02      Deposit of Shares..................................  8
      SECTION 2.03      Execution and Delivery of Receipts................. 10
      SECTION 2.04      Transfer of Receipts; Combination and
                        Split-up of Receipts............................... 12
      SECTION 2.05      Surrender of Receipts and Withdrawal of
                        Shares............................................. 12
      SECTION 2.06      Limitations on Execution and Delivery,
                        Transfer and Surrender of Receipts and
                        Withdrawal of Deposited Securities................. 14
      SECTION 2.07      Lost Receipts, etc................................. 15
      SECTION 2.08      Cancellation and Destruction of
                        Surrendered Receipts............................... 15
      SECTION 2.09      Pre-Release........................................ 15
      SECTION 2.10      Maintenance of Records............................. 16

                                   ARTICLE 3.

         CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

      SECTION 3.01      Filing Proofs, Certificates and Other
                        Information........................................ 16
      SECTION 3.02      Liability of Owners and Beneficial
                        Owners for Taxes................................... 17
      SECTION 3.03      Warranties on Deposit or Withdrawal of
                        Shares............................................. 18
      SECTION 3.04      Disclosure of Interests............................ 18

                                   ARTICLE 4.

                            THE DEPOSITED SECURITIES

      SECTION 4.01      Cash Distributions................................. 20
      SECTION 4.02      Distributions Other Than Cash, Shares or
                        Rights............................................. 21
      SECTION 4.03      Distributions in Shares............................ 21
      SECTION 4.04      Rights............................................. 22
      SECTION 4.05      Conversion of Foreign Currency..................... 24
      SECTION 4.06      Fixing of Record Date.............................. 25
      SECTION 4.07      Voting of Deposited Securities..................... 26
      SECTION 4.08      Changes Affecting Deposited Securities............. 28
      SECTION 4.09      Reports............................................ 28
      SECTION 4.10      Lists of Owners.................................... 28
      SECTION 4.11      Withholding........................................ 28

                                   ARTICLE 5.

                 THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

      SECTION 5.01      Maintenance of Office and Transfer Books
                        by the Depositary.................................. 29
      SECTION 5.02      Prevention or Delay in Performance by
                        the Depositary or the Company...................... 30
      SECTION 5.03      Obligations of the Depositary, the
                        Custodian and the Company.......................... 31
      SECTION 5.04      Resignation and Removal of the
                        Depositary; Appointment of Successor
                        Depositary......................................... 32
      SECTION 5.05      The Custodians..................................... 33
      SECTION 5.06      Notices and Reports................................ 33
      SECTION 5.07      Issuance and Distribution of Additional
                        Shares, Rights, etc................................ 35
      SECTION 5.08      Indemnification.................................... 36
      SECTION 5.09      Charges of Depositary.............................. 37
      SECTION 5.10      Retention of Depositary Documents.................. 38
      SECTION 5.11      Exclusivity........................................ 38
      SECTION 5.12      List of Restricted Securities Owners............... 38

                                   ARTICLE 6.

                            AMENDMENT AND TERMINATION

      SECTION 6.01      Amendment.......................................... 39
      SECTION 6.02      Termination........................................ 39

                                   ARTICLE 7.

                                  MISCELLANEOUS

      SECTION 7.01      Counterparts....................................... 40
      SECTION 7.02      No Third Party Beneficiaries....................... 41
      SECTION 7.03      Severability....................................... 41
      SECTION 7.04      Owners and Beneficial Owners as Parties;
                        Binding Effect..................................... 41
      SECTION 7.05      Notices............................................ 41
      SECTION 7.06      Arbitration; Settlement of Disputes................ 42
      SECTION 7.07      Submission to Jurisdiction; Appointment
                        of Agent for Service of Process.................... 43
      SECTION 7.08      Waiver of Immunities............................... 43
      SECTION 7.09      Governing Law...................................... 44
      SECTION 7.10      Article; Section................................... 44
      SECTION 7.11      Survival........................................... 44
      SECTION 7.12      Assignment......................................... 44
      SECTION 7.13      Headings........................................... 44

      EXHIBIT A
                                   EXHIBIT A
            FORM OF RECEIPT................................................A-1

      1.    THE DEPOSIT AGREEMENT..........................................A-1
      2.    SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.................A-2
      3.    TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF
            RECEIPTS.......................................................A-3
      4.    LIABILITY OF OWNERS AND BENEFICIAL OWNERS FOR
            TAXES..........................................................A-5
      5.    WARRANTIES OF DEPOSITORS.......................................A-5
      6.    FILING PROOFS, CERTIFICATES AND OTHER INFORMATION..............A-5
      7.    CHARGES OF DEPOSITARY..........................................A-6
      8.    PRE-RELEASE OF RECEIPTS........................................A-7
      9.    TITLE TO RECEIPTS..............................................A-8
      10.   VALIDITY OF RECEIPT............................................A-8
      11.   REPORTS; INSPECTION OF TRANSFER BOOKS..........................A-9
      12.   DIVIDENDS AND DISTRIBUTIONS...................................A-10
      13.   RIGHTS........................................................A-12
      14.   CONVERSION OF FOREIGN CURRENCY................................A-14
      15.   FIXING OF RECORD DATE.........................................A-15
      16.   VOTING OF DEPOSITED SECURITIES................................A-16
      17.   CHANGES AFFECTING DEPOSITED SECURITIES........................A-17
      18.   LIABILITY OF THE COMPANY AND DEPOSITARY.......................A-18
      19.   RESIGNATION AND REMOVAL OF THE DEPOSITARY;
            APPOINTMENT OF SUCCESSOR CUSTODIAN............................A-21
      20.   AMENDMENT.....................................................A-21
      21.   TERMINATION OF DEPOSIT AGREEMENT..............................A-22
      22.   ARBITRATION; JURISDICTION; WAIVER OF IMMUNITIES...............A-23
      23.   DISCLOSURE OF INTERESTS.......................................A-24

                                DEPOSIT AGREEMENT

               DEPOSIT AGREEMENT dated as of ___________, 1999 among NETIA HOLDINGS S.A., incorporated under the laws of the Republic of Poland (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners (as hereinafter defined) and Beneficial Owners (as hereinafter defined) from time to time of American Depositary Receipts issued hereunder.

                              W I T N E S S E T H:

               WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

               WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

               NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.     DEFINITIONS.

               The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit
Agreement:

        SECTION 1.01  American Depositary Shares.

               The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent one
(1) Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section
4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

        SECTION 1.02 BENEFICIAL OWNER.

               The term "Beneficial Owner" shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

        SECTION 1.03 CAPITAL INCREASE.

               The term "Capital Increase" shall mean the capital increase required for the issuance of the Initially Deposited Shares by the Company approved by a general resolution of shareholders at a meeting of shareholders of the Company held on July 26, 1999.

        SECTION 1.04  COMMISSION.

               The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

        SECTION 1.05  COMPANY.

               The term "Company" shall mean Netia Holdings S.A., incorporated under the laws of Poland, and its successors.

        SECTION 1.06  CUSTODIAN.

               The term "Custodian" shall mean the Warsaw, Poland, office of Bank Polska Kasa Opieki S.A., as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

        SECTION 1.07 DEPOSIT AGREEMENT.

               The term "Deposit Agreement" shall mean this Deposit Agreement, including the exhibits and annexes hereto, as the same may be amended from time to time in accordance with the provisions hereof, and all instruments supplemental hereto.

        SECTION 1.08  DEPOSITARY; CORPORATE TRUST OFFICE.

               The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder. The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the corporate trust office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

        SECTION 1.09 DEPOSITED SECURITIES.

               The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

        SECTION 1.10  DLJI.

               Donaldson, Lufkin & Jenrette International, global coordinator of the Offering.

        SECTION 1.11 DOLLARS; ZLOTY.

               The term "Dollars" and the symbol "$" shall mean United States dollars. The term "Zloty" and the symbol "Zl" or "PLN" shall mean the national currency of Poland from time to time.

        SECTION 1.12  DTC.

               The term "DTC" shall mean The Depository Trust Company, a limited-purpose trust company organized under the laws of the State of New York, or any successor corporation thereto.

        SECTION 1.13 ESCROW AGENT.

               The term "Escrow Agent" shall mean ING Bank N.V. (Warsaw Branch) the escrow agent appointed pursuant to the Escrow Agreement.

        SECTION 1.14 ESCROW AGREEMENT.

               The term "Escrow Agreement" shall mean the escrow agreement, dated [ ] 1999, among the Company, the Escrow Agent, the Selling Shareholders, the Attorney-in-Fact (as defined therein) and DLJI.

        SECTION 1.15 FOREIGN CURRENCY.

               The term "Foreign Currency" shall mean any currency other than Dollars.

        SECTION 1.16 FOREIGN REGISTRAR.

               The term "Foreign Registrar" shall mean the entity, if any, that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

        SECTION 1.17 INITIAL DEPOSIT.

               The term "Initial Deposit" shall mean the deposit or deposits of the Initially Deposited Shares (including any deposit of the Option Shares by the Selling Shareholders) to the account or accounts maintained by the Custodian for such purpose which deposit is to be made in connection with the Offering on or prior to the Termination Date.

        SECTION 1.18  INITIALLY DEPOSITED SHARES.

        The term "Initially Deposited Shares" shall mean the Shares constituting the Initial Deposit.

        SECTION 1.19 NATIONAL DEPOSITARY OF SECURITIES.

               The term "National Depositary of Securities" shall mean the Polish National Depositary of Securities or any successor thereto into which one or more global certificates representing the Shares will be deposited by or on behalf of the Company.

        SECTION 1.20  OFFERING.

               The term "Offering" shall mean the offering of American Depositary Shares pursuant to the Underwriting Agreement.

        SECTION 1.21 OPTION SHARES.

               The term "Option Shares" shall mean up to 825,000 Shares in respect of which the Selling Shareholders have granted the Underwriters the Over-allotment Option.

        SECTION 1.22 OVER-ALLOTMENT OPTION.

               The term "Over-allotment Option" shall mean the option granted by the Selling Shareholders to the Underwriters in the Underwriting Agreement to purchase the Option Shares.

        SECTION 1.23  OWNER.

               The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

        SECTION 1.24  POLAND.

               The term "Poland" shall mean the Republic of Poland.

        SECTION 1.25 POLISH COMMISSION.

               The term "Polish Commission" shall mean the Securities Commission of Poland or any successor governmental agency thereto.

        SECTION 1.26  RECEIPTS.

               The term "Receipts" shall mean the American Depositary Receipts issued hereunder, in substantially the form of Exhibit A hereto, evidencing American Depositary Shares as the same may be amended from time to time in accordance with the provisions hereof.

        SECTION 1.27  REGISTRAR.

               The term "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts and to countersign Receipts as herein provided and shall include any co-registrars appointed by the Depositary.

        SECTION 1.28 REGISTRATION DATE.

               The term "Registration Date" shall mean the date on which the Capital Increase and the amendment to the Company's Statute reflecting the Capital Increase is registered with the Commercial Court in Warsaw.

        SECTION 1.29 RESTRICTED SECURITIES.

               The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 to the Securities Act) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or Poland, or under a shareholder agreement or the Articles of Association and By-laws of the Company.

        SECTION 1.30 SECURITIES ACT.

               The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

        SECTION 1.31 SELLING SHAREHOLDERS.

               The term "Selling Shareholders" shall mean Shamrock Holdings, Inc. and Trefoil Capital Investors, L.P.

        SECTION 1.32  SHARE AVAILABILITY DATE.

               The term "Share Availability Date" shall mean the date (on or prior to the Termination Date) on which the Initially Deposited Shares are actually delivered to the Custodian as contemplated by Section 2.02 hereof.

        SECTION 1.33  SHARES.

               The term "Shares" shall mean common shares in registered form of the Company, nominal value PLN 6.00 per share, heretofore or hereafter validly issued and outstanding and fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares or of any other outstanding securities of the Company or in respect of which any such preemptive rights have been legally and validly disapplied, waived or exercised; PROVIDED, HOWEVER, that if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in
Section 4.08, an exchange or conversion in respect of the Shares, the term "Shares" shall thereafter mean the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

        SECTION 1.34  STATUTE.

               The term "Statute" shall mean the Statute of the Company, as from time to time amended.

        SECTION 1.35 TERMINATION DATE.

               The term "Termination Date" shall mean [ ], 1999 or such later date agreed between DLJI and the Company.

        SECTION 1.36  UNDERWRITERS.

               The term "Underwriters" shall mean the underwriters named in the Underwriting Agreement.

        SECTION 1.37 UNDERWRITING AGREEMENT.

               The term "Underwriting Agreement" shall mean the underwriting agreement entered into between the Company and the Underwriters with respect to the Offering.

        SECTION 1.38 UNITED STATES.

               The term "United States" shall, except as otherwise provided in this Deposit Agreement or the Receipts, mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

        SECTION 1.39  WARSAW LISTING DATE.

               The term "Warsaw Listing Date" shall mean the date on which the Shares are listed on the Warsaw Stock Exchange.

ARTICLE 2.     FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
               DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

        SECTION 2.01 FORM AND TRANSFERABILITY OF RECEIPTS.

               Receipts shall be entitled "American Depositary Receipts" and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; PROVIDED, HOWEVER, that such signature may be a facsimile if a Registrar (other than the Depositary) for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized signatory of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

               The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited

Securities or otherwise or as may be required by this Deposit Agreement, the Statute of the Company or otherwise.

               Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred in accordance with the terms of this Deposit Agreement, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; PROVIDED, HOWEVER, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt, unless such holder is the Owner thereof.

        SECTION 2.02 DEPOSIT OF SHARES.

               (a) The Initial Deposit shall be made by delivery of the Initially Deposited Shares. Prior to the Initial Deposit, the Company shall deliver, or cause to be delivered, (i) to the Depositary (A) a certificate signed on behalf of the Company, certifying the number of American Depositary Shares sold in connection with the Offering (the "Deposit Certificate"), (B) confirmation that, subject to the registration of the Capital Increase, the Initially Deposited Shares issued in bearer form will be delivered to the Custodian on or before the Termination Date, (C) confirmation that, subject to the registration of the Capital Increase, the Initially Deposited Shares issued in registered form will be registered in the name of the Depositary on or before the Termination Date, (D) confirmation that the Initially Deposited Shares are or will be issued as fully paid, and (E) a written order from or on behalf of the Company directing the Depositary to execute and deliver to DTC or its custodian the Receipt evidencing the number of American Depositary Shares specified in the Deposit Certificate and (ii) to DTC, an instruction on behalf of the Company, specifying the DTC participant or participants to whose account(s) such American Depositary Shares should be credited.

               (b) The initial issue of Receipts may take place prior to the actual receipt by the Custodian of the Initially Deposited Shares, and in that event the Depositary shall not accept Shares (other than Shares constituting the Initially Deposited Shares) for deposit or deliver Deposited Property in connection with any withdrawal until all (and not less than all) the Shares constituting the Initially Deposited Shares have actually been received by the Custodian. In the event that the Company notifies the Depositary or the Depositary is otherwise notified that the Commercial Court in Warsaw has not approved the registration of the Capital Increase with respect to the Initially Deposited Shares on or prior to the Termination Date, this Deposit Agreement shall automatically terminate, and the Depositary shall send a notice of such termination to the Owners at such date and to the Company, such termination to take immediate effect. Thereafter, the Depositary will not give any further notices or perform any further acts under this Deposit Agreement except that the Depositary shall direct the Custodian to redeliver any Shares or rights to Shares forming part of the Deposited Property to or to the order of the Company and the Depositary shall, subject to receipt of sufficient funds (in U.S. dollars) from the Escrow Agent, pay to Owners an amount equal to the aggregate subscription price of such Receipts, together with interest accrued thereon. The issue of Receipts pursuant to this Section 2.02(b) shall not be deemed a "Pre-Release" subject to the restrictions of Section 2.09.

               (c) Subsequent to the Initial Deposit, subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited under this Deposit Agreement by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications, documents, other information and payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposited Shares.

               No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under Polish laws and regulations and any necessary approval has been granted by any governmental or quasi-governmental body or securities exchange in Poland, including, without limitation, any such body which is then performing the function of the regulation of currency exchange or any other function which requires approval for the deposit of Shares. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, or the National Depositary of Securities, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

               At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments and payments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

               Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents and payments specified above, such Custodian shall either (i) as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee or (ii) if such certificates for Shares are delivered to the Custodian with a form of transfer executed in blank and the Depositary or its nominee or such Custodian does not present such Shares to the appointed agent of the Company for the transfer and registration of the Shares, for transfer and recordation thereof, it is agreed that ownership or co-ownership of such Shares shall pass to the Depositary for the limited purpose of this Deposit Agreement and that the transfer of possession shall be effected by delivery of such certificate directly to the Custodian, which shall hold it in safe custody for the account and to the order of the Depositary.

               (d) The Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Deposit Agreement into a single segregated account separate from any other Shares of the Company that may be held by such Custodian under any other depositary receipt facility relating to the Shares or otherwise.

               (e) Subject to Section 2.02(c), Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary for the benefit of the Owners and Beneficial Owners or at such other place or places as the Depositary shall determine.

               (f) Notwithstanding any provision to the contrary in this Deposit Agreement, Shares may be delivered to the Depositary or to the Custodian in accordance with the terms of this Section 2.02 by (i) delivery of certificates for Shares, (ii) after the Warsaw Listing Date, electronic delivery of Shares or
(iii) delivery of certificates of deposit or other instruments, whether in the form of physical certificates or, after the Warsaw Listing Date, in electronic form, representing Shares deposited with the National Depositary of Securities.

               (g) Anything contained in this Deposit Agreement to the contrary notwithstanding, the number of Shares on deposit hereunder shall not exceed 25% of the total number of Shares outstanding from time to time (unless the Depositary receives written authorization from the Company), which total number of Shares outstanding as of the date hereof is approximately 26,494,172, and the Company shall from time to time inform the Depositary in writing of any increase or decrease in such total number; provided, however, that, notwithstanding any such decrease, the Depositary shall be under no obligation to cause a corresponding decrease in the number of Shares on deposit hereunder. The Depositary shall not be responsible for any change in the limit of Shares to be accepted for deposit hereunder until it has received actual notice of such change in writing from the Company and has had a reasonable opportunity to so notify the Custodian.

        SECTION 2.03 EXECUTION AND DELIVERY OF RECEIPTS.

               (a) Subject as hereinafter provided, the initial issue of Receipts may take place prior to the actual receipt by the Custodian of the Initially Deposited Shares. The Initially Deposited Shares shall be delivered by or on behalf of the Company to the account of the Depositary maintained by the Custodian for such purpose. Prior to the Initial Deposit, the Company shall deliver, or cause to be delivered to the Depositary (i) confirmation that, subject to the registration of the Capital Increase, the Initially Deposited Shares issued in bearer form will be delivered to the Custodian on or before the Termination Date, (ii) confirmation that, subject to the registration of the Capital Increase, the Initially Deposited Shares issued in registered form will be registered in the name of the Depositary on or before the Termination Date,
(iii) confirmation that the Initially Deposited Shares are or will be issued as fully paid and (iv) notification as to the number of Initially Deposited Shares which will correspond to the Receipts. Thereafter, the Depositary will issue the Receipts registered in the name of DTC or its nominee.

               (b) In the case of any deposit of Shares other than the Initial Deposit, upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, or the National Depositary of Securities, if applicable, are open, and if the Depositary or its nominee or the Custodian has presented such certificates to the Company or to the Foreign Registrar, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the appointed agent of the Company for transfer and registration of Shares, which may, but need not, be the Foreign Registrar, that any Deposited Securities in registered form have been recorded upon the books of the Company or such appointed agent, or from the National Depositary of Securities that any Deposited Securities have been recorded on its book or other records, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents and payments required as specified above and pursuant to Section 2.06, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a certificated Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made in English by letter or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission.

               Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary or its agent, subject to this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the written order of, the person or persons named in the notice delivered to the Depositary, a certificated Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled, but, in either case, (A) only upon payment by such person or persons to the Depositary or Custodian of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares and the issuance of such Receipt or Receipts and (B) subject to the other terms of this Deposit Agreement and the provisions of the Company's Statute and of the Deposited Securities.

        SECTION 2.04 TRANSFER OF RECEIPTS; COMBINATION AND SPLIT-UP OF RECEIPTS.

               The Depositary, subject to the terms and conditions of this Deposit Agreement, including payment of the fees of the Depositary as provided in Section 5.09, shall register, as promptly as practicable, transfers of Receipts on its transfer books from time to time, upon surrender at the Corporate Trust Office of the Depositary of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with the provisions of this Deposit Agreement and applicable laws, but only upon payment to the Depositary of the fees of the Depositary as provided in Section 5.09.

               The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

               The Depositary may upon at least 20 days' written notice to the Company appoint one or more co-transfer agents reasonably acceptable to the Company for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Each co-transfer Agent appointed under this Section 2.04 shall notify in writing the Company and the Depositary that it accepts its appointment as co-transfer Agent and agrees to be bound by the applicable terms of this Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts, but only to the extent that the Depositary would in similar circumstances be entitled to so require, and will be entitled to protection and indemnity.

        SECTION 2.05 SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

               Subject to the terms and conditions of this Deposit Agreement, upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Statute of the Company, the Deposited Securities and applicable law, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made, as permitted by applicable law, by (a) the delivery of certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him, (b) after the Warsaw Listing Date, electronic delivery in the name of such Owner or as ordered by such Owner and
(c) delivery of any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

               Notwithstanding the foregoing, prior to the Share Availability Date, the Depositary shall not deliver any Shares or other Deposited Property to any Owner in connection with any withdrawal of Shares or Deposited Property and shall have no obligation to do so or any liability in respect thereof.

               A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof or the Beneficial Owner of an interest as to which withdrawal instructions have been given, as the case may be, shall execute and deliver to the Depositary a written order directing the Depositary to cause the

Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order in accordance with applicable law. Thereupon the Depositary shall direct the Custodian to deliver at the Warsaw, Poland, office of such Custodian or through the National Depositary of Securities, if applicable, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement and the Statute of the Company, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

               At the request, risk and expense of any Owner so surrendering a Receipt or any Beneficial Owner submitting such written instructions for delivery, and for the account of such Owner or Beneficial Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward any certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

        SECTION 2.06 LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES.

               (a) As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or transfer or withdrawal of any Deposited Securities or the adjustment of the Depositary's records to reflect the deposit of Shares or any such transfer, split-up, combination, surrender or withdrawal, the Depositary, the Company, any Custodian or the Registrar may require payment from the Owner, the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees and expenses as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this
Section 2.06.

               (b) The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or deposits of Shares may be refused, or the transfer of Receipts in particular instances may be refused, or the registration of transfer, split-up or combination of outstanding Receipts, or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities, may be suspended generally or in particular instances, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, or the National Depositary of Securities, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason.

               (c) Notwithstanding anything to the contrary in this Deposit Agreement, Owners shall be entitled to withdraw Deposited Securities at any time after the Share Availability Date subject only to the conditions set forth in paragraph IA(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act.

               (d) Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

        SECTION 2.07 LOST RECEIPTS, ETC.

               In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

        SECTION 2.08 CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS.

               All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary may destroy Receipts so cancelled.

        SECTION 2.09  PRE-RELEASE.

               The Depositary may issue Receipts against rights to receive Shares from the Company (or any agent of the Company recording share ownership). No such issue of Receipts shall be deemed a "Pre-Release" subject to the restrictions of the following paragraph.

               Unless requested in writing by the Company to cease doing so, and notwithstanding Section 2.03 hereof, but subject to the provisions of this
Section 2.09, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts, which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be,
(ii) assigns all beneficial right, title and interest therein to the Depositary in its capacity as such and for the benefit of the Owners and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of a Pre-Release will not normally exceed 30% of the total number of Shares deposited hereunder; PROVIDED, HOWEVER, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limits for the purpose of general application. The Depositary will also set Dollar limits with respect to such transactions hereunder with any particular Pre-Releasee hereunder on a case by case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection herewith, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

        The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation, earnings on collateral.

        SECTION 2.10 MAINTENANCE OF RECORDS.

               The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.

ARTICLE 3.     CERTAIN OBLIGATIONS OF OWNERS AND
               BENEFICIAL OWNERS OF RECEIPTS.

        SECTION 3.01 FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

               Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of payment of applicable taxes and other governmental charges, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited Securities and the terms of this Deposit Agreement or such information relating to the registration on the transfer books of the Company or the Foreign Registrar, or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar, or the National Depositary of Securities, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary or the Company upon notice to the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof, evidence or other information is filed or such certificates are executed or such representations and warranties made. Upon the request of the Company, the Depositary shall provide the Company, in a timely manner, with copies of all such certificates, proofs of citizenship or residence and such written representations and warranties provided to the Depositary under this Section 3.01. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph.

        SECTION 3.02 LIABILITY OF OWNERS AND BENEFICIAL OWNERS FOR TAXES.

               If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary, and such Owner or Beneficial Owner shall be deemed liable therefor. In addition to any other remedies available to it, the Depositary may refuse to effect registration of transfer of such Receipt (or any split-up or combination thereof) or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency. The obligations of any Owner or Beneficial Owner under this Section
3.02 shall survive any transfer of Receipts pursuant to Section 2.04, any surrender of Receipts and withdrawal of Deposited Securities pursuant to Section 2.05, or the termination of this Deposit Agreement pursuant to Section 6.02.

        SECTION 3.03 WARRANTIES ON DEPOSIT OR WITHDRAWAL OF SHARES.

               Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02, that such Shares and each certificate therefor are validly issued and outstanding, and fully paid and nonassessable, and that such Shares are free of any preemptive rights of the holders of outstanding Shares or of any other outstanding securities of the Company or that any and all such preemptive rights have been legally and validly disapplied, waived or exercised, and that the person making such deposit is duly authorized to do so under the laws of Poland and that the Shares presented for deposit are not, and the American Depositary Shares and the Receipts issuable upon such deposit will not be Restricted Securities. Such representations and warranties shall survive the deposit of such Shares and the issuance of Receipts.

        SECTION 3.04 DISCLOSURE OF INTERESTS.

               (a) The Company and the Depositary may from time to time request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Section 3.04. The Depositary agrees to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

               (b) To the extent that provisions of or governing any Deposited Securities, the Statute or applicable law may require the disclosure of beneficial or other ownership of Deposited Securities and other securities to the Company and provide for blocking of Owners' transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use efforts which are reasonable and practicable in order to comply with Company instructions as to Receipts in respect of any such enforcement of limitation. Owners and Beneficial Owners shall comply with all such disclosure requirements and shall cooperate with the Depositary's compliance with such instructions and by their holding of Receipts or interests therein are deemed to consent to any such limitation or blocking of rights.

               (c) In addition to any other notification requirements applicable under Polish law, any Owner (other than DTC or its nominee, Cede & Co.) or Beneficial Owner which acquires, directly through its ownership of Shares or indirectly through its ownership of American Depositary Shares or otherwise, 5% or more or 10% or more of the total voting equity securities of the Company shall provide written notification of such fact to the Depositary (which notice shall specify its name and the number of American Depositary Shares and other Shares held directly or indirectly by such Owner or Beneficial Owner) within two
(2) days of such acquisition of 5% or more or 10% or more, as the case may be, of such voting equity securities. The Depositary shall forward as promptly as practicable such notice as it receives to the Company, and the Company shall immediately forward such notice as it receives from the Depositary to the Polish Office for the Protection of Competition and Consumers, the Polish Commission and any other relevant government regulatory authority required by law and, in any event, within four (4) days of such acquisition.

               (d) In addition to any other notification requirements under Polish law, any Owner (other than DTC or its nominee, Cede & Co.) or Beneficial Owner which holds, directly through its ownership of Shares or indirectly through its ownership of American Depositary Shares or otherwise, 10% or more of the total voting equity securities of the Company shall provide written notification to the Depositary of any change in the number of voting equity securities held directly or indirectly by such Owner or Beneficial Owner to the extent that such change is by an amount equal to 2% or more of the total voting equity securities of the Company. Such notice shall specify the name of such Owner or Beneficial Owner and the number of American Depositary Shares and other Shares held directly or indirectly by such Owner or Beneficial Owner and shall be made within two (2) days of such change. The Depositary shall forward as promptly as practicable such notice as it receives to the Company, and the Company shall immediately forward such notice as it receives from the Depositary to the Polish Office for the Protection of Competition and Consumers, the Polish Commission and any other relevant government regulatory authority required by law and, in any event, within four (4) days of such change in the number of voting equity securities held.

               (e) After the Warsaw Listing Date, in addition to any other notification requirements under Polish law, any Owner (other than DTC or its nominee, Cede & Co.) or Beneficial Owner which holds, directly through its ownership of Shares or indirectly through its ownership of American Depositary Shares or otherwise, 5% or more or 10% or more of the total voting equity securities of the Company shall provide written notification to the Depositary of any transfer or other disposal of Shares held directly or indirectly by such Owner or Beneficial Owner to the extent that, as a result of such disposition, the Owner will hold less than 5% or less than 10%, respectively, of the total voting equity securities of the Company. Such notice shall specify the name of such Owner or Beneficial Owner and the number of American Depositary Shares and other Shares held directly or indirectly by such Owner or Beneficial Owner and shall be made within two (2) days of such disposition. The Depositary shall forward as promptly as practicable such notice as it receives to the Company, and the Company shall immediately forward such notice as it receives from the Depositary to the Polish Office for the Protection of Competition and Consumers, the Polish Commission and any other relevant government regulatory authority required by law and, in any event, within four (4) days of such change in the number of voting equity securities held.

               (f) After the Warsaw Listing Date, in addition to any other notification requirements applicable under Polish law, any Owner (other than DTC or its nominee, Cede & Co.) or Beneficial Owner which acquires, directly through its ownership of Shares or indirectly through its ownership of Receipts or otherwise, which intends to acquire 25%, 33% or 50% or more of the total voting equity securities of the Company shall provide written notification of such fact to the Depositary (which notice shall specify its name and the number of Receipts held directly or indirectly by such Owner or Beneficial Owner prior to such acquisition). The Depositary shall forward such notice to the Company as soon as practicable after receipt and the Company shall promptly forward such notice from the Depositary to the Polish Commission. Such Owner or Beneficial Owner shall not make any such acquisition if the Polish Commission issues an order prohibiting the acquisition of such securities.

ARTICLE 4.     THE DEPOSITED SECURITIES.

        SECTION 4.01 CASH DISTRIBUTIONS.

               Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by applicable law), subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars (if such cash is received in Foreign Currency) and shall, as promptly as practicable, distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; PROVIDED, HOWEVER, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent, the Custodian or the Depositary, as appropriate, will remit to the appropriate governmental agency in Poland all amounts withheld and owing to such agency. The Depositary shall, as promptly as practicable, forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

        SECTION 4.02 DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS.

               Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in
Section 4.01, 4.03 or 4.04, the Depositary, as promptly as practicable, shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after the deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; PROVIDED, HOWEVER, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed in accordance with applicable law by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01; PROVIDED HOWEVER, that no such distribution to Owners pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agents. To the extent that such securities or property or the net proceeds thereof are not distributed to Owners as provided in this paragraph, each American Depositary Share shall thereafter also represent the additional securities or property distributed in respect of the Shares represented by such American Depositary Share prior to such distribution.

        SECTION 4.03 DISTRIBUTIONS IN SHARES.

               If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and will if the Company so requests, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute, as promptly as practicable, the net proceeds, all in the manner and subject to the conditions described in Section 4.01; PROVIDED HOWEVER, that no distribution to Owners pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or of its agents. If such adjustments on the records of the Depositary are not so made or additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

               If the Depositary determines, after consultation with the Company to the extent practicable, that it is not lawful and feasible to make Shares received as a dividend or free distribution available to all or certain Owners, it may sell such Shares in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such Shares available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such Shares and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such Shares, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

        SECTION 4.04  RIGHTS.

               In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, after consultation with the Company to the extent practicable, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

               In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

               If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such an Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. and Polish laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

               If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. No distribution of rights or the net proceeds of any sale of rights to Owners shall be unreasonably delayed by any action of the Depositary or any of its agents.

               The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; PROVIDED, that nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

               The Depositary shall not be responsible for any failure under this Section 4.04 while acting in good faith to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

        SECTION 4.05 CONVERSION OF FOREIGN CURRENCY.

               Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed, as promptly as practicable, any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants or other instruments. Such distribution may be made in proportion to the number of American Depositary Shares representing Deposited Securities evidenced by Receipts held respectively by such Owners entitling them to such Dollars and may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

               If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file, as promptly as practicable, such application for approval or license, if any, as it may, in its sole discretion, deem desirable.

               If at any time the Depositary shall determine in its reasonable judgment that any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

               If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto; PROVIDED, HOWEVER, that if requested in writing by an Owner entitled thereto, the Depositary shall distribute such balance of foreign currency to such Owner as promptly as practicable.

        SECTION 4.06 FIXING OF RECORD DATE.

               The Depositary shall fix a record date which shall be the same as the record date, if any, applicable to the Deposited Securities or as near as practicable thereto

        (a)    for the determination of the Owners who shall be

        (i) entitled to receive a dividend, rights or other distribution or the net proceeds of the sale thereof,

        (ii) entitled to give instructions for the exercise of voting rights at any meeting of holders of Shares or other Deposited Securities,

        (iii)  obligated to pay any charge pursuant to Section 5.09(8),

        (iv) entitled or obligated, as the case may be, to act in respect of any other matter in connection with which the Depositary shall find it necessary or convenient to set a record date, and/or

        (b) for the determination of the date on or after which each American Depositary Share will represent a different number of Shares pursuant to Section 4.08.

               Subject to the provisions of Sections 4.01 through 4.05, 4.07,
4.08 and 5.09 and to the other terms and conditions of this Deposit Agreement,
(x) the Owners on such record date, in proportion to the number of American Depositary Shares held by them respectively, shall, as the case may be, (i) be entitled to receive the amount distributable by the Depositary with respect to such dividend, rights or other distribution or the net proceeds of sale thereof,
(ii) be entitled to give voting instructions, (iii) be obligated to pay such charge, and/or (iv) be entitled or obligated, as the case may be, to act in respect of any other such matter and (y) each American Depositary Share on and after such record date will represent such changed number of Shares.

        SECTION 4.07 VOTING OF DEPOSITED SECURITIES.

               (a) The Company shall notify the Depositary of any resolution to be proposed at a general meeting of shareholders of the Company. If the Company has requested the Depositary in writing to seek voting instructions in relation to the Deposited Securities, the Company shall promptly provide to the Depositary sufficient copies, as the Depositary may reasonably request, of notices of meetings of the shareholders of the Company and the agenda therefor, as well as voting instruction forms by which each Owner may give instructions to the Depositary to vote for or against each and any resolution specified in the agenda for the meeting, and the Depositary shall mail such notices and voting instruction forms to any person who is an Owner on the record date established by the Depositary for that purpose (which shall be the same as the corresponding record date set by the Company or as near as practicable thereto) as soon as practicable after receipt of the same by the Depositary. The Company shall also provide appropriate proxy forms to enable the Depositary to appoint a representative to attend the relevant meeting and vote on behalf of the Depositary.

               (b) In order for each voting instruction to be valid, the voting instruction form must be completed and duly signed by the respective Owner and returned to the Depositary by such date as the Depositary may specify.

               (c) Subject to Section 4.07(d), and if the Depositary has been advised in the opinion referred to in Section 4.07(e) that it is permissible under Polish law, the Depositary will calculate from the voting instructions that it has received from the Owners (x) the aggregate number of votes in favor of a particular resolution and (y) the aggregate number of votes opposed to such resolution, the Depositary will cast or cause to be cast the number of votes representing the net positive difference between such aggregate number of votes in favor of such resolution and the aggregate number of votes opposed to such resolution; PROVIDED, HOWEVER, that if (1) the Depositary receives instructions from the Owners instructing it to vote the same number of Deposited Securities for and against a resolution, Section 4.07(d) shall apply or (2) the Depositary has received no voting instructions from any Owner with respect to any of the Deposited Securities represented by American Depositary Shares evidenced by such Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy subject to, and as provided in, Section 4.07(d).

               (d) Subject to Section 4.07(c), or if the Depositary is advised in the opinion referred to in Section 4.07(e) that it is not permissible under Polish law, or the Depositary determines that it is not reasonably practicable, to vote or cause to be voted such Deposited Securities in accordance with
Section 4.07(e), the

Depositary shall, subject to receipt of an opinion as described in Section 4.07(e), vote or cause to be voted such Deposited Securities as directed by the management board of the Company or give a discretionary proxy or power of attorney to vote the Deposited Securities in favor of another person designated by the management board of the Company.

               (e) Where the Depositary is to vote in respect of each and any resolution in the manner described in Section 4.07(c) or (d) above, the Depositary shall notify the chairman of the Company (the "Chairman") thereof and the Chairman shall appoint a person designated by the Chairman as a representative of the Depositary to attend such meeting and vote the Deposited Securities in the manner required by this Section 4.07. The Depositary shall not be required to take any action required by this Section 4.07 unless it shall have received an opinion from the Company's legal counsel (such counsel being reasonably acceptable to the Depositary) and at the reasonable cost of the Company to the effect that such voting arrangement is valid and binding on the Owners under Polish law and that the Depositary will not be deemed to be exercising any voting discretion.

               (f) By continuing to hold the Receipts, all Owners shall be deemed to have agreed to the provisions of this Section 4.07 as it may be amended from time to time in order to comply with applicable Polish law and the Statute of the Company.

               (g) The Depositary shall not, and the Depositary shall ensure the Custodian or any nominee do not, vote or attempt to exercise the right to vote that attaches to the Deposited Securities other than in accordance with instructions given in accordance with this Section 4.07.

               (h) Owners will have only those voting rights with respect to the Deposited Securities as set forth in this Section 4.07.

        SECTION 4.08  CHANGES AFFECTING DEPOSITED SECURITIES.

               In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may in its reasonable discretion, after consultation with the Company to the extent practicable, and shall if the Company so requests (i) execute and deliver additional Receipts as in the case of a dividend in Shares or (ii) call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

        SECTION 4.09  REPORTS.

               The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities or by the Custodian on behalf of the Depositary and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of any notices, reports and summaries furnished by the Company pursuant to Section 5.06. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

        SECTION 4.10 LISTS OF OWNERS.

               As soon as practicable after receipt of a request from the Company, the Depositary shall, at the expense of the Company, furnish to the Company a list, as of a recent date, which shall be the most recent practicable date if the Company shall so request, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

        SECTION 4.11  WITHHOLDING.

               In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively, and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement. The Company or its agent, any Custodian or the Depositary, as appropriate, shall remit to appropriate governmental authorities and agencies in Poland all such amounts, if any, withheld and owing to such authorities and agencies by the Company, the Custodian or the Depositary, as applicable. The Company or its agent, or the Depositary, as appropriate, shall remit to appropriate governmental authorities and agencies in the United States all amounts, if any, withheld and owing to such authorities and agencies by the Company, the Custodian or the Depositary, as applicable.

               The Depositary shall promptly forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

ARTICLE 5.     THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.

        SECTION 5.01 MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE DEPOSITARY.

               Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

               The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company, PROVIDED that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

               The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or as the Company may reasonably request in writing, PROVIDED that any such closing of the transfer books shall be subject to the provisions of Section 2.06 which limit the suspension of withdrawals of Shares.

               If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, upon request or with the written approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary, the Registrar and any other co-registrars to supply copies of such portions of such records as the Company may reasonably request.

        SECTION 5.02 PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE COMPANY.

               Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of (a) any provision of any present or future law, regulation, order, decree, moratorium or fiat of the United States, Poland or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or other circumstances beyond its or their control, or (b) in the case of the Depositary and its directors, employees, agents or affiliates only, by reason of any provision, present or future, of the Statute of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

        SECTION 5.03 OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN AND THE
COMPANY.

               The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

               The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

               Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

               Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

               The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, PROVIDED that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

               The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

               No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

               For the avoidance of doubt, the Depositary shall have no responsibility whatsoever to the Company, any Owner or Beneficial Owner or any other person with respect to any deficiency which might arise because (i) the amount available for distribution to the Owners by the Depositary in the event that the Registration Date does not occur (and the Initially Deposited Shares are not deposited hereunder) on or before the Termination Date (together with interest accrued thereon) is less than the aggregate subscription price of such Receipts in the Offering or (ii) the Depositary is subject to any tax in respect of the Deposited Property or any part thereof or any income therefrom or any proceeds thereof.

        SECTION 5.04 RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY.

               The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and the receipt of any approvals required by applicable Polish law, including, if applicable, the approval of such successor depositary by the Polish Commission.

               The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and the receipt of any approvals required by applicable Polish law, including, if applicable, the approval of such successor depositary by the Polish Commission.

               In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts promptly to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York, and, to the extent required by applicable Polish law, to obtain the approval of such successor depositary from the Polish Commission. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners within 30 days thereof.

               Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

        SECTION 5.05 THE CUSTODIANS.

               The Depositary may appoint from time to time one or more agents to act for it as Custodian hereunder in accordance with applicable law; PROVIDED, HOWEVER, that the Depositary shall appoint no more than one agent to act for it as Custodian hereunder if applicable Polish law requires the appointment of a single Custodian. Any such Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it, and the Depositary undertakes to procure compliance by each such Custodian with applicable provisions of this Deposit Agreement. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Promptly after any such change, the Depositary shall give notice thereof in writing to all Owners.

               Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

        SECTION 5.06 NOTICES AND REPORTS.

               The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly files certain reports with the Commission. Such reports and communications will be made available for inspection and copying by Owners and Beneficial Owners at the public references facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

               On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

               The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will arrange for the mailing as promptly as practicable and at the Company's expense of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports and communications, as reasonably requested by the Depositary from time to time, in order for the Depositary to effect such mailings. To the extent practicable, the Depositary also shall, at the request of the Company, make such notices, reports and communications available to all Owners on a basis similar to that for holders of Shares, or on such other basis as the Company may advise the Depositary may be required by any applicable law or regulation or any requirement of any stock exchange or securities trading system to which the Company may be subject.

               On or before the date hereof, the Company shall have transmitted to the Custodian and the Depositary a certified English translation, prepared at the Company's expense, of the Statute of the Company as then in effect. Thereafter, promptly upon any amendment thereto or change therein, the Company shall transmit to the Custodian and the Depositary a certified English translation, prepared at the Company's expense, of the Statute of the Company as so amended or changed. The Depositary may rely upon such translations for all purposes of this Deposit Agreement. The Depositary shall not be liable under this Deposit Agreement, the Receipts or the American Depositary Shares for any failure by it or the Custodian to comply with the provisions of the Statute of the Company or any amendment thereto or change therein unless and until it receives a certified English translation thereof as required by this paragraph.

               The Depositary will make copies of such translations and summaries, a copy of this Deposit Agreement and such notices, reports and communications available for inspection by Owners at the Corporate Trust Office or at the Warsaw, Poland, office of the Custodian.

        SECTION 5.07 ISSUANCE AND DISTRIBUTION OF ADDITIONAL SHARES, RIGHTS,
ETC.

               In the event of any issuance or distribution to holders of Deposited Securities of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for any such securities (each a "Distribution"), the Depositary shall not distribute to Owners any such additional Shares or other securities unless the Company shall have furnished to the Depositary a written opinion from United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a registration statement under the Securities Act is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution. If the Depositary does not receive an opinion of counsel as contemplated above within 30 days (or such other time as may be agreed by the Depositary and the Company) of the issuance or distribution of additional Shares or other securities, it may sell the additional Shares or other securities and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of Owners in proportion to the number of American Depositary Shares held by Owners or upon an averaged or other practical basis without regard to any distinctions among Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

               In the event that such registration under the Securities Act would be required in connection with any such Distribution, the Company shall have no obligation to effect such registration. To the extent the Company in its sole discretion deems it necessary or advisable in order to avoid any requirement to register such additional securities under the Securities Act, the Company may prohibit Owners in the United States from purchasing any such additional securities (whether pursuant to preemptive rights or otherwise) and direct the Depositary not to accept any Shares for deposit for such period of time following the issuance of such additional securities, and to adopt such other specific measures, as the Company may reasonably request in writing. The Depositary will comply with the reasonable, written instructions of the Company not to accept knowingly for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

               The Company agrees with the Depositary that the Company will not, and that it will use its reasonable best efforts to procure that no company controlling or under common control with the Company will, at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a registration statement is in effect as to such Shares under the Securities Act or unless the Company furnishes the Depositary with a written opinion from United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating that the Shares proposed to be deposited are eligible for deposit under the terms of this Deposit Agreement and applicable law.

        SECTION 5.08  INDEMNIFICATION.

               The Company agrees to indemnify the Depositary, any Custodian and their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (a) by either the Depositary or any Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (b) by the Company or any of its directors, employees, agents and affiliates.

               The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09) but only to the extent that such liability or expense arises in connection with (a) any claims arising under the U.S. Federal, state or local income tax laws, or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05. However, the indemnities provided in the preceding paragraph shall apply to any such liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or offering circular or placement memorandum) or, preliminary prospectus (or preliminary offering circular or preliminary placement memorandum) relating to the offer of sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary or any Custodian, as applicable, and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

               The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

               Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of a commencement of an indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (PROVIDED, HOWEVER, that the failure of the indemnified person to so notify the indemnifying person shall not impair the indemnified person's right to receive indemnification from the indemnifying person unless such failure adversely affects the defense of such action or claim, in which case indemnification shall be adjusted accordingly, and PROVIDED FURTHER that a conflict of interest does not exist between the indemnified person and the indemnifying person), and the indemnified person shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person (which consent shall not be unreasonably withheld).

               The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

        SECTION 5.09 CHARGES OF DEPOSITARY.

               The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

               The following charges shall be incurred by any party depositing or withdrawing Shares, by any Owner of Receipts or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the transfer and registration of Shares generally on the Share register of the Company or Foreign Registrar (or any other appointed agent of the Company for transfer and registration of the Shares) and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided for in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners of record as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

               The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

        SECTION 5.10 RETENTION OF DEPOSITARY DOCUMENTS.

               The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary, unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

        SECTION 5.11  EXCLUSIVITY.

               The Company agrees not to appoint any other depositary for issuance of Receipts so long as The Bank of New York is acting as Depositary hereunder.

        SECTION 5.12  LIST OF RESTRICTED SECURITIES OWNERS.

               From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.     AMENDMENT AND TERMINATION.

        SECTION 6.01  AMENDMENT.

               The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

        SECTION 6.02  TERMINATION.

               The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. This Deposit Agreement shall also terminate as provided in Section 2.02(b) of this Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends and other distributions to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations under
Section 5.08. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.     MISCELLANEOUS.

        SECTION 7.01  COUNTERPARTS.

               This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection at the Corporate Trust Office of the Depositary and at the Warsaw, Poland, office of each Custodian by any Owner or Beneficial Owner of a Receipt during business hours.

        SECTION 7.02  NO THIRD PARTY BENEFICIARIES.

               This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

        SECTION 7.03  SEVERABILITY.

               In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

        SECTION 7.04  OWNERS AND BENEFICIAL OWNERS AS PARTIES;
BINDING EFFECT.

               The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

        SECTION 7.05  NOTICES.

               Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by courier, mail or cable, telex or facsimile transmission confirmed by letter, addressed to Netia Holdings S.A., ul. Poleczki 13, 02- 822, Warsaw, Poland, Attention: President, facsimile:
011-48-22- 648-4490 any other place to which the Company may have transferred its principal office.

               Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by courier, mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

               Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by courier, mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

               Delivery of a notice sent by courier, mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

        SECTION 7.06 ARBITRATION; SETTLEMENT OF DISPUTES.

               Any controversy, dispute, claim or cause of action brought by any party hereto against the Company arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, or the breach hereof or thereof (each, a "claim"), shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; PROVIDED, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding.

               The place of the arbitration shall be The City of New York, State of New York, United States of America, and the language of the arbitration shall be English. The governing law for any arbitration commenced under this Section
7.06 shall be as set forth in Section 7.09.

               The number of arbitrators shall be three, each of whom shall be disinterested in the claim, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions who is fluent in English. To this end, each arbitrator shall disclose to the parties and to the other members of the tribunal, any professional, business, familial or other social relationships, present or past, with any party, arbitrator or counsel. If a claim shall involve two parties, each party shall appoint one arbitrator, and the two arbitrators so appointed shall appoint the third arbitrator. If a claim shall involve more than two parties, the party or parties making the claim or claims shall designate one arbitrator, and the party or parties against whom such claim or claims as initially brought shall designate one arbitrator, and the two arbitrators so appointed shall appoint the third arbitrator. If such appointment shall not have occurred within twenty (20) calendar days after the initiating party or parties serve an arbitration demand on any other party or parties, the President of the Association of the Bar of the City of New York shall appoint the three arbitrators. The parties and the President of the Association of the Bar of the City of New York may appoint from among the nationals of any country, whether or not a party is a national of that country.

               The arbitrators shall have no authority to award exemplary, punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Deposit Agreement.

               Any controversy, claim or cause of action arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement not subject to clause (a) above shall be litigated in the Federal or state courts in the Borough of Manhattan in The City of New York.

        SECTION 7.07 SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

               The Company hereby (a) irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019, in the United States of America, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, (b) consents and submits to the jurisdiction of any court in which any such suit or proceeding may be instituted, including, without limitation, the courts named in Section 7.06, and (c) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company as to any claim initiated thereunder. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

        SECTION 7.08 WAIVER OF IMMUNITIES.

               To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from set off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgement, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, the Company, to the fullest extent permitted by applicable law, hereby irrevocably and intentionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

        SECTION 7.09 GOVERNING LAW.

               This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York, without reference to conflict of law principles thereunder.

        SECTION 7.10 ARTICLE; SECTION.

               Wherever references are made in this Deposit Agreement to an "Article" or "Articles" or to a "Section" or "Sections", such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

        SECTION 7.11  SURVIVAL.

        All representations, warranties and undertakings provided for herein and the rights and obligations arising under this Deposit Agreement shall survive the deposit of Shares and the issuance of Receipts.

        SECTION 7.12  ASSIGNMENT.

        This Deposit Agreement may not be assigned by either the Company or the Depositary.

        SECTION 7.13  HEADINGS.

               Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

               IN WITNESS WHEREOF, NETIA HOLDINGS S.A. and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                   NETIA HOLDINGS S.A.


                                   By:___________________________
                                      Name:
                                      Title:


                                   THE BANK OF NEW YORK,
                                      as Depositary


                                   By:___________________________
                                      Name:
                                      Title:

                                    EXHIBIT A

                                [FORM OF RECEIPT]

                                            AMERICAN DEPOSITARY SHARES
                                            (Each American Depositary Share
                                            represents one (1) deposited Share)

                              THE BANK OF NEW YORK
                           AMERICAN DEPOSITARY RECEIPT
                       FOR ORDINARY SHARES OF THE NOMINAL
                         VALUE OF PLN 6.00 PER SHARE OF
                               NETIA HOLDINGS S.A.
                     (INCORPORATED UNDER THE LAWS OF POLAND)

               The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that ___________________________________________
____________________________________, or registered assigns IS THE OWNER OF
________________________________________________________________________________

                           AMERICAN DEPOSITARY SHARES

representing deposited ________ shares in bearer form, nominal value Zloty 6.00 per share (herein called "Shares"), of Netia Holdings S.A., incorporated under the laws of Poland (herein called the "Company"). At the date hereof, each American Depositary Share represents one Share which are either deposited or subject to deposit under the Deposit Agreement at the Warsaw, Poland, office of Bank Polska Kasa Opieki S.A. (herein called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, New York 10286, and its principal executive office is located at 48 Wall Street, New York, New York 10286.

               THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
                    101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.      THE DEPOSIT AGREEMENT.

        This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of [ ], 1999 (herein called the "Deposit Agreement"), including the exhibits and annexes thereto, by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting this Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect or in lieu of the Shares deposited or deemed to be deposited thereunder and any and all other securities, property and cash from time to time received in respect or in lieu of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in The City of New York and at the office of the Custodian.

        The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.      SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

        Subject to the terms and conditions of the Deposit Agreement, upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Statute of the Company, the Deposited Securities and applicable law, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made, as permitted by applicable law, by (a) the delivery of certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him and (b) after the Warsaw Listing Date, electronic delivery in the name of such Owner or as ordered by such Owner and (c) delivery of any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

        Notwithstanding the foregoing, prior to the Share Availability Date, the Depositary shall not deliver any Shares or other Deposited Property to any Owner in connection with any withdrawal of Shares or Deposited Property and shall have no obligation to do so or any liability in respect thereof.

        A Receipt surrendered under Section 2.05 of the Deposit Agreement for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof or the Beneficial Owner of an interest as to which withdrawal instructions have been given, as the case may be, shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order in accordance with applicable law. Thereupon the Depositary shall direct the Custodian to deliver at the Warsaw, Poland, office of such Custodian, or through the National Depositary of Securities, if applicable, subject to Sections 2.06,
3.01 and 3.02 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement and the Statute of the Company, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

        At the request, risk and expense of any Owner so surrendering a Receipt or any Beneficial Owner submitting such written instructions for delivery, and for the account of such Owner or Beneficial Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

3.      TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

        The transfer of this Receipt is registrable on the books of the Depositary upon surrender at the Corporate Trust Office of the Depositary of this Receipt, by the Owner hereof in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer and duly stamped as may be required by the laws of the State of New York and the United States, and subject to the payment of funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with the provisions of the Deposit Agreement or applicable laws.

        This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or transfer or withdrawal of any Deposited Securities or the adjustment of the Depositary's records to reflect the deposit of Shares or any such transfer, split-up, combination, surrender or withdrawal, the Depositary, the Company, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement, including, without limitation, Section 2.06 thereof.

        The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or deposits of Shares may be refused, or the transfer of Receipts in particular instances may be refused or the registration of transfer, split-up or combination of outstanding Receipts, or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities, may be suspended generally or in particular instances, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, or the National Depositary of Securities, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason.

        Notwithstanding anything to the contrary in the Deposit Agreement, Owners shall be entitled to withdraw Deposited Securities at any time after the Share Availability Date subject only to the conditions set forth in paragraph IA(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act.

        Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.      LIABILITY OF OWNERS AND BENEFICIAL OWNERS FOR TAXES.

        If any tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge will be payable by the Owner or Beneficial Owner hereof to the Depositary and such Owner or Beneficial Owner shall be deemed liable therefor. In addition to any other remedies available to it, the Depositary may refuse to effect registration of transfer of this Receipt (or any split-up or combination hereof) or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof will remain liable for any deficiency. The obligations of any Owner or Beneficial Owner under Section 3.02 of the Deposit Agreement shall survive any transfer of Receipts pursuant to
Section 2.04 thereof, any surrender of Receipts and withdrawal of Deposited Securities pursuant to Section 2.05 thereof, or the termination of the Deposit Agreement pursuant to Section 6.02 thereof.

5.      WARRANTIES OF DEPOSITORS.

        Every person depositing Shares under the Deposit Agreement will be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02 of the Deposit Agreement, that such Shares and each certificate therefor are validly issued and outstanding, and fully paid and nonassessable, and that such Shares are free of any preemptive rights of the holders of outstanding Shares or of any other outstanding securities of the Company or that any and all such preemptive rights have been legally and validly disapplied, waived or exercised, and that the person making such deposit is duly authorized to do so under the laws of Poland and that the Shares presented for deposit are not, and the American Depositary Shares and the Receipts issuable upon such deposit will not be Restricted Securities. Such representations and warranties will survive the deposit of such Shares and issuance of Receipts.

6.      FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

        Any person presenting Shares for deposit or any Owner or Beneficial Owner of this Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of payment of applicable taxes and other governmental charges, proof of the identity of any person legally or beneficially interested in this Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited Securities and the terms of the Deposit Agreement or such information relating to the registration on the transfer books of the Company or the Foreign Registrar, or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar, or the National Depositary of Securities, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary or the Company upon notice to the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof, evidence or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Poland and that any necessary approval has been granted by any governmental or quasi-governmental body or securities exchange in Poland, including, without limitation, any such body which is then performing the function of the regulation of currency exchange or any other function which requires approval for the deposit of Shares. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph.

7.      CHARGES OF DEPOSITARY.

        The following charges shall be incurred by any party depositing or withdrawing Shares, by Owner of Receipts or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company (or any other appointed agent of the Company for transfer and registration of the Shares) and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to
Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement, and the surrender of receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement and (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to, Sections 4.01 through 4.04 thereof,
(7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners of record as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

        The Depositary, subject to Section 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.      PRE-RELEASE OF RECEIPTS.

        The Depositary may issue Receipts against rights to receive Shares from the Company (or any agent of the Company recording share ownership). No such issue of Receipts shall be deemed a "Pre-Release" subject to the restrictions of
Section 2.09 of the Deposit Agreement.

        Unless requested in writing by the Company to cease doing so, and notwithstanding Section 2.03 of the Deposit Agreement, but subject to the provisions of Section 2.09 thereof, the Depositary may execute and deliver Receipts, prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release"). The Depositary may, pursuant to Section 2.02 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts, which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts, to be remitted, as the case may be,
(ii) assigns all beneficial right, title and interest therein to the Depositary in its capacity as such and for the benefit of the Owners and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash or such other collateral as the Depositary determines, in good faith will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of a Pre-Release will not normally represent more than 30% of the total number of Shares deposited hereunder; PROVIDED, HOWEVER, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate and may, with the prior written consent of the Company, change such limits for the purpose of general application. The Depositary will also set Dollar limits with respect to such transactions thereunder with any particular Pre-Releasee thereunder on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection herewith, including the

Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities thereunder).

        The Depositary may retain for its own account any compensation received by it in connection with the foregoing including without limitation, earnings on collateral.

9.      TITLE TO RECEIPTS.

        Title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred in accordance with the terms of the Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; PROVIDED, HOWEVER, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt, unless such holder is the Owner hereof.

10.     VALIDITY OF RECEIPT.

        This Receipt will not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; PROVIDED, HOWEVER, that such signature may be a facsimile if a Registrar (other than the Depositary) for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized signatory of the Depositary and, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

11.     REPORTS; INSPECTION OF TRANSFER BOOKS.

        The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly files certain reports with the Commission. Such reports and communications will be made available for inspection and copying by Owners and Beneficial Owners at the public references facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

        The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities or by the Custodian on behalf of the Depositary and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of any notices, reports and summaries furnished by the Company pursuant to Section 5.06 of the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

        The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company, PROVIDED that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

        The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or as the Company may reasonably request in writing, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.06 which limit the suspension of withdrawals of Shares.

        If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, upon request or with the written approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary, the Registrar and any other co-registrars, to supply copies of such portions of such records as the Company may reasonably request.

12.     DIVIDENDS AND DISTRIBUTIONS.

        Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by applicable law), subject to the provisions of Section
4.05 of the Deposit Agreement, convert such dividend or distribution into Dollars (if such cash is received in Foreign Currency) and shall, as promptly as practicable, distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; PROVIDED, HOWEVER, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

        Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary, as promptly as practicable, shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after the deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges under the Deposit Agreement in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; PROVIDED, HOWEVER, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed in accordance with applicable law by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement; PROVIDED, HOWEVER, that no such distribution to Owners pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents. To the extent that such securities or property or the net proceeds thereof are not distributed to Owners as provided in this paragraph, each American Depositary Share shall thereafter also represent the additional securities or property distributed in respect of the Shares represented by such American Depositary Share prior to such distribution.

        If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and will if the Company so requests, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute, as promptly as practicable, the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement; PROVIDED, HOWEVER, that no distribution to Owners pursuant to
Section 4.03 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or of its agents. If such adjustments on the records of the Depositary are not so made or additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

        In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively, and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement. The Company or its agent, any Custodian or the Depositary, as appropriate, shall remit to appropriate governmental authorities and agencies in Poland all such amounts, if any, withheld and owing to such authorities and agencies by the Company, the Custodian or the Depositary, as applicable. The Company or its agent, or the Depositary, as appropriate, shall remit to appropriate governmental authorities and agencies in the United States all amounts, if any, withheld and owing to such authorities and agencies by the Company, the Custodian or the Depositary, as applicable.

               The Depositary shall promptly forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

13.     RIGHTS.

        In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature after consultation with the Company to the extent practicable, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

        In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

        If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such an Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of Section
4.04 of the Deposit Agreement, such Receipts shall be legended in the manner provided in Section 2.01 of the Deposit Agreement and in accordance with applicable U.S. and Polish laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

        If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. No distribution of rights or the net proceeds of any sale of rights to Owners shall be unreasonably delayed by any action of the Depositary or any of its agents.

        The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; PROVIDED that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

        The Depositary shall not be responsible for any failure under Section
4.04 of the Deposit Agreement while acting in good faith to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.     CONVERSION OF FOREIGN CURRENCY.

        Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed, as promptly as practicable, any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants or other instruments. Such distribution may be made in proportion to the number of American Depositary Shares representing Deposited Securities evidenced by Receipts held respectively by such Owners entitling them to such Dollars and may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

        If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file, as promptly as practicable, such application for approval or license, if any, as it may, in its sole discretion, deem desirable.

        If at any time the Depositary shall determine in its reasonable judgment that any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

        If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto; PROVIDED, HOWEVER, that if requested in writing by an Owner entitled thereto, the Depositary shall distribute such balance of foreign currency to such Owner as promptly as practicable.

15.     FIXING OF RECORD DATE.

        The Depositary shall fix a record date which shall be the same as the record date, if any, applicable to the Deposited Securities or as near as practicable thereto

        (a)     for the determination of the Owners who shall be

        (i) entitled to receive a dividend, rights or other distribution or the net proceeds of the sale thereof,

        (ii) entitled to give instructions for the exercise of voting rights at any meeting of holders of Shares or other Deposited Securities,

        (iii) obligated to pay any charge pursuant to Section 5.09(8) of the Deposit Agreement,

        (iv) entitled or obligated, as the case may be, to act in respect of any other matter in connection with which the Depositary shall find it necessary or convenient to set a record date, and/or

        (b) for the determination of the date on or after which each American Depositary Share will represent a different number of Shares pursuant to Section
4.08 of the Deposit Agreement.

               Subject to the provisions of Sections 4.01 through 4.05, 4.07,
4.08 and 5.09 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, (x) the Owners on such record date, in proportion to the number of American Depositary Shares held by them respectively, shall, as the case may be, (i) be entitled to receive the amount distributable by the Depositary with respect to such dividend, rights or other distribution or the net proceeds of sale thereof, (ii) be entitled to give voting instructions, (iii) be obligated to pay such charge, and/or (iv) be entitled or obligated, as the case may be, to act in respect of any other such matter and (y) each American Depositary Share on and after such record date will represent such changed number of Shares.

16.     VOTING OF DEPOSITED SECURITIES.

        (a) The Company shall notify the Depositary of any resolution to be proposed at a general meeting of shareholders of the Company. If the Company has requested the Depositary in writing to seek voting instructions in relation to the Deposited Securities, the Company shall promptly provide to the Depositary sufficient copies, as the Depositary may reasonably request, of notices of meetings of the shareholders of the Company and the agenda therefor, as well as voting instruction forms by which each Owner may give instructions to the Depositary to vote for or against each and any resolution specified in the agenda for the meeting, and the Depositary shall mail such notices and voting instruction forms to any person who is an Owner on the record date established by the Depositary for that purpose (which shall be the same as the corresponding record date set by the Company or as near as practicable thereto) as soon as practicable after receipt of the same by the Depositary. The Company shall also provide appropriate proxy forms to enable the Depositary to appoint a representative to attend the relevant meeting and vote on behalf of the Depositary.

        (b) In order for each voting instruction to be valid, the voting instruction form must be completed and duly signed by the respective Owner and returned to the Depositary by such date as the Depositary may specify.

        (c) Subject to Section 4.07(d) of the Deposit Agreement, and if the Depositary has been advised in the opinion referred to in Section 4.07(e) of the Deposit Agreement that it is permissible under Polish law, the Depositary will calculate from the instructions that it has received from the Owners (x) the aggregate number of votes in favor of a particular resolution and (y) the aggregate number of votes opposed to such resolution, the Depositary will cast or cause to be cast the number of votes representing the net positive difference between such aggregate number of votes in favor of such resolution and the aggregate number of votes opposed to such resolution; PROVIDED, HOWEVER, that if
(1) the Depositary receives instructions from the Owner instructing it to vote the same number of Deposited Securities for and against a resolution, Section 4.07(d) of the Deposit Agreement shall apply or (2) the Depositary has received no voting instructions from any Owner with respect to any of the Deposited Securities represented by American Depositary Shares evidenced by such Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy subject to, and as provided in, Section 4.07(d).

        (d) Subject to Section 4.07(c) of the Deposit Agreement, or if the Depositary is advised in the opinion referenced to in Section 4.07(e) of the Deposit Agreement that it is not permissible under Polish law, or the Depositary determines that it is not reasonably practicable, to vote or cause to be voted such Deposited Securities in accordance with Section 4.07(e) of the Deposit Agreement, subject to receipt of an opinion as described in Section 4.07(e) of the Deposit Agreement, vote or cause to be voted such Deposited Securities as directed by the management board of the Company or give a discretionary proxy or power of attorney to vote the Deposited Securities in favor of another person designated by the management board of the Company.

        (e) Where the Depositary is to vote in respect of each and any resolution in the manner described in Clause (c) or (d) above, the Depositary shall notify the chairman of the Company (the "Chairman") thereof and the Chairman shall appoint a person designated by the Chairman as a representative of the Depositary to attend such meeting and vote in the manner required by
Section 4.07 of the Deposit Agreement. The Depositary shall not be required to take any action required by Section 4.07 of the Deposit Agreement unless it shall have received an opinion from the Company's legal counsel (such counsel being reasonably acceptable to the Depositary) and at the reasonable cost of the Company to the effect that such voting arrangements is valid and binding on the Owners under Polish law and that the Depositary will not be deemed to be exercising any voting discretion.

        (f) By continuing to hold the Receipts, all Owners shall be deemed to have agreed to the provisions of Section 4.07 of the Deposit Agreement as it may be amended from time to time in order to comply with applicable Polish law and the Statute of the Company.

        (g) The Depositary shall not, and the Depositary shall ensure the Custodian or any nominee do not, vote or attempt to exercise the right to vote that attaches to the Deposited Securities other than in accordance with instructions given in accordance with Section 4.07 of the Deposit Agreement.

        (h) Owners will have only those voting rights with respect to the Deposited Securities as set forth in Section 4.07 of the Deposit Agreement.

17.     CHANGES AFFECTING DEPOSITED SECURITIES.

        In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may in its reasonable discretion, after consultation with the Company to the extent practicable, and shall if the Company shall so request (i) execute and deliver additional Receipts as in the case of a dividend in Shares or (ii) call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.     LIABILITY OF THE COMPANY AND DEPOSITARY.

        Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of (a) any provision of any present or future law, regulation, order, decree, moratorium or fiat of the United States, Poland or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or other circumstances beyond its or their control, or (b) in the case of the Depositary and its directors, employees, agents and affiliates only, by reason of any provision, present or future, of the Statute of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

        The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owner or Beneficial Owner, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, PROVIDED that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, PROVIDED that any such action or nonaction is in good faith. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

        The Company agrees to indemnify the Depositary, any Custodian and their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (a) by either the Depositary or any Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (b) by the Company or any of its directors, employees, agents and affiliates.

        The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09 of the Deposit Agreement) but only to the extent that such liability or expense arises in connection with (a) any claims arising under the U.S. Federal, state or local income tax laws, or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of
Section 2.05 of the Deposit Agreement. However, the indemnities provided in the preceding paragraph shall apply to any such liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or offering circular or placement memorandum) or, preliminary prospectus (or preliminary offering circular or preliminary placement memorandum) relating to the offer of sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary or any Custodian, as applicable, and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

        The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

        Any person seeking indemnification under the Deposit Agreement (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of a commencement of an indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (PROVIDED, HOWEVER, that the failure of the indemnified person to so notify the indemnifying person shall not impair the indemnified person's right to receive indemnification from the indemnifying person unless such failure adversely affects the defense of such action or claim, in which case indemnification shall be adjusted accordingly, and PROVIDED FURTHER that a conflict of interest does not exist between the indemnified person and the indemnifying person), and the indemnified person shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person (which consent shall not be unreasonably withheld).

        The obligations set forth in Section 5.08 of the Deposit Agreement shall survive the termination of the Deposit Agreement and the succession or substitution of any indemnified person.

19.     RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR
        CUSTODIAN.

        The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement and the receipt of any approvals required by applicable Polish law, including, if applicable, the approval of such successor depositary by the Polish Commission. The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement and the receipt of any approvals required by applicable Polish law, including, if applicable, the approval of such successor depositary by the Polish Commission. In case at any time the Depositary shall resign or be removed, the Company will use its best efforts promptly to appoint a successor depositary, which will be a bank or trust company having an office in the Borough of Manhattan, The City of New York and, to the extent required by applicable Polish law, to obtain the approval of such successor depositary from the Polish Commission. Every successor depositary will execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, will become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, will execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, will duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and will deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary will promptly mail notice of its appointment to the Owners within 30 days thereof. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians.

20.     AMENDMENT.

        The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other expenses), or which shall otherwise prejudice any substantial existing right of Owners will, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner at the time any amendment so becomes effective will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of this Receipt to surrender such Receipt and receive herefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

21.     TERMINATION OF DEPOSIT AGREEMENT.

        The Depositary shall, at any time at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least
90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. The Deposit Agreement shall also terminate as provided in Section 2.02(b) of the Deposit Agreement. On and after the date of termination, the Owner of this Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends and other distributions to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the PRO RATA benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations under Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

22.     ARBITRATION; JURISDICTION; WAIVER OF IMMUNITIES.

        The Deposit Agreement provides that any controversy, dispute, claim or cause of action brought by any party to the Deposit Agreement against any the Company arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, or the breach thereof, shall be settled by arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Company has agreed in the Deposit Agreement to appoint an agent in the United States for service of process and has consented and submitted to the jurisdiction of any Federal or state court in the Borough of Manhattan, City and State of New York.

        To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from set off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

23.     DISCLOSURE OF INTERESTS.

        (a) The Company and the Depositary may from time to time request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement. The Depositary agrees to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

        (b) To the extent that provisions of or governing any Deposited Securities, the Statute of the Company or applicable law may require the disclosure of beneficial or other ownership of Deposited Securities and other securities to the Company and provide for blocking of Owners' transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use efforts which are reasonable and practicable in order to comply with Company instructions as to Receipts in respect of any such enforcement of limitation. Owners shall comply with all such disclosure requirements and shall cooperate with the Depositary's compliance with such instructions and by their holding of Receipts are deemed to consent to any such limitation or blocking of rights.

        (c) In addition to any other notification requirements applicable under Polish law, any Owner (other than DTC or its nominee, Cede & Co.) or Beneficial Owner which acquires, directly through its ownership of Shares or indirectly through its ownership of American Depositary Shares or otherwise, 5% or more or 10% or more of the total voting equity securities of the Company shall provide written notification of such fact to the Depositary (which notice shall specify its name and the number of American Depositary Shares and other Shares held directly or indirectly by such Owner or Beneficial Owner) within two (2) days of such acquisition of 5% or more or 10% or more, as the case may be, of such voting equity securities. The Depositary shall forward as promptly as practicable such notice as it receives to the Company, and the Company shall immediately forward such notice as it receives from the Depositary to the Polish Office for the Protection of Competition and Consumers, the Polish Commission and any other relevant government regulatory authority required by law and, in any event, within four (4) days of such acquisition.

        (d) In addition to any other notification requirements under Polish law, any Owner (other than DTC or its nominee, Cede & Co.) or Beneficial Owner which holds, directly through its ownership of Shares or indirectly through its ownership of American Depositary Shares or otherwise, 10% or more of the total voting equity securities of the Company shall provide written notification to the Depositary of any change in the number of voting equity securities held directly or indirectly by such Owner or Beneficial Owner to the extent that such change is by an amount equal to 2% or more of the total voting equity securities of the Company. Such notice shall specify the name of such Owner or Beneficial Owner and the number of American Depositary Shares and other Shares held directly or indirectly by such Owner or Beneficial Owner and shall be made within two (2) days of such change. The Depositary shall forward as promptly as practicable such notice as it receives to the Company, and the Company shall immediately forward such notice as it receives from the Depositary to the Polish Office for the Protection of Competition and Consumers, the Polish Commission and any other relevant government regulatory authority required by law and, in any event, within four (4) days of such change in the number of voting equity securities held.

        (e) After the Warsaw Listing Date, in addition to any other notification requirements under Polish law, any Owner (other than DTC or its nominee, Cede & Co.) or Beneficial Owner which holds, directly through its ownership of Shares or indirectly through its ownership of American Depositary Shares or otherwise, 5% or more or 10% or more of the total voting equity securities of the Company shall provide written notification to the Depositary of any transfer or other disposal of Shares held directly or indirectly by such Owner or Beneficial Owner to the extent that, as a result of such disposition, the Owner will hold less than 5% or less than 10%, respectively, of the total voting equity securities of the Company. Such notice shall specify the name of such Owner or Beneficial Owner and the number of American Depositary Shares and other Shares held directly or indirectly by such Owner or Beneficial Owner and shall be made within two (2) days of such disposition. The Depositary shall forward as promptly as practicable such notice as it receives to the Company, and the Company shall immediately forward such notice as it receives from the Depositary to the Polish Office for the Protection of Competition and Consumers, the Polish Commission and any other relevant government regulatory authority required by law and, in any event, within four (4) days of such change in the number of voting equity securities held.

        (f) After the Warsaw Listing Date, in addition to any other notification requirements applicable under Polish law, any Owner (other than DTC or its nominee, Cede & Co.) or Beneficial Owner which acquires, directly through its ownership of Shares or indirectly through its ownership of Receipts or otherwise, which intends to acquire 25%, 33% or 50% or more of the total voting equity securities of the Company shall provide written notification of such fact to the Depositary (which notice shall specify its name and the number of Receipts held directly or indirectly by such Owner or Beneficial Owner prior to such acquisition). The Depositary shall forward such notice to the Company as soon as practicable after receipt and the Company shall promptly forward such notice from the Depositary to the Polish Commission. Such Owner or Beneficial Owner shall not make any such acquisition if the Polish Commission issues an order prohibiting the acquisition of such securities.